UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7035 South High Tech Drive Midvale, Utah	84047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☒

Item 1.01Entry into a Material Definitive Agreement.

On July 24, 2017, Sportsman’s Warehouse, Inc. (“SWI”), a wholly owned subsidiary of Sportsman’s Warehouse Holdings, Inc. (the “Company”), as borrower, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, collateral agent, and swing line lender, entered into the eighth amendment (the “Eighth Amendment”) to the Credit Agreement, dated May 28, 2010, by and among SWI, the Company, Wells Fargo and the other lenders party thereto (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

The Eighth Amendment increases the amount available to borrow under the Company’s senior secured revolving credit facility by $15.0 million to $150.0 million, subject to a borrowing base calculation, and lowers the interest rate paid on borrowings under the revolving credit facility by 25 basis points.  The applicable margin for loans under the revolving credit facility, which varies based on the average daily availability, now ranges from 0.25% to 0.75% per year for base rate loans and from 1.25% to 1.75% per year for LIBOR loans.  The Eighth Amendment, among other items, also extends the maturity date of the revolving credit facility from December 3, 2019 to the earlier to occur of (x) the date that is 90 days prior to the maturity date of our senior secured term loan, which maturity date is currently December 3, 2020, unless the term loan has been repaid to the extent permitted under the Credit Agreement or the term loan maturity has been extended to October 23, 2022 or later and (y) July 24, 2022. The Company did not make any borrowings under the revolving credit facility in connection with the Eighth Amendment.

Except as otherwise specifically amended by the Eighth Amendment, all of the terms of the Credit Agreement remain the same.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The following exhibit is being filed as part of this report:

Exhibit No.	Description
10.1

Eighth Amendment to Credit Agreement, dated as of July 24, 2017 by and among Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, and Swing Line Lender, and Sportsman’s Warehouse, Inc., as Lead Borrower, and the other parties listed on the signature pages thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ John Schaefer
Name:	John Schaefer
Title:	Chief Executive Officer

Date: July 24, 2017